Exhibit 10.36

FIRST VIRGINIA BANKS, INC.

1986 KEY EMPLOYEE SALARY REDUCTION DEFERRED COMPENSATION PLAN

FIRST VIRGINIA BANKS, INC.

1986 KEY EMPLOYEE SALARY REDUCTION DEFERRED COMPENSATION PLAN

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Section 5.02 Deferral of Compensation	4
ARTICLE VI

Benefits
Section 6.01 Normal Retirement Benefits	5
Section 6.02 Early Retirement Benefits	5
Section 6.03 Termination of Participation	5
Section 6.04 Pre-Retirement Survivor Benefits	6
Section 6.05 Benefits After Payments Begin Under This Plan	6
ARTICLE VII

Discretionary Purchase of Policies
Section 7.01 Discretionary Purchase of Policies	6
Section 7.02 Interest of Participant	6
ARTICLE VIII

Termination and Amendment
Section 8.01 Termination and Amendment	7
ARTICLE IX

Claims Procedure
Section 9.01 Determination	7
Section 9.02 Review	7
ARTICLE X

Miscellaneous Provisions
Section 10.01 General Undertaking	8
Section 10.02 Binds Heirs, etc	8
Section 10.03 No Guarantee of Employment	8
Section 10.04 Nonalienation of Benefits	8
Section 10.05 Withholding	8
Section 10.06 Gender and Number	8
Section 10.07 Titles and Headings	8
Section 10.08 Governing Law	8
Section 10.09 Prevention of Escheat	8
Section 10.10 Separability Clause	9

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FIRST VIRGINIA BANKS, INC.

1986 KEY EMPLOYEE SALARY REDUCTION DEFERRED COMPENSATION PLAN

Purpose of the Plan - Effective Date

Purpose. The purpose of this Plan is to provide key Employees of First Virginia Banks, Inc. or its subsidiaries with the opportunity to receive supplemental retirement benefits and to provide for the payment of survivor benefits in the event of death before the date on which retirement payments are scheduled to commence under the Plan. An additional purpose is to establish a method of paying additional compensation that will aid First Virginia Banks, Inc. and its subsidiaries in continuing to attract and retain as Employees persons whose abilities, experience and judgment can contribute to the continued progress of First Virginia Banks, Inc. and its subsidiaries.

Effective Date. This Plan shall be effective January 1, 1986.

Definitions

Beneficiary. Shall mean the person or persons designated by a Participant in a Designation of Beneficiary Form filed with the Corporation’s Secretary to receive payments under the Plan after the Participant’s death.

Board of Directors. Shall mean the Board of Directors of the Corporation, sometimes referred to as the Board.

Committee. Shall mean the Executive Committee of the Board.

Compensation. Shall mean the basic rate of annual remuneration being paid to an Employee. No bonuses, overtime pay, commissions or other type of additions to basic remuneration shall be taken into consideration.

Corporation. Shall mean First Virginia Banks, Inc. and its successors and assigns.

Deferred Compensation Agreement. Shall mean a written agreement between a Participant and the Corporation, pursuant to which a Participant agrees to a deferral of his compensation and the Corporation agrees to pay retirement or survivor benefits in accordance with the terms of the Plan and the agreement.

Disability. Shall mean the incapacity of a Participant by reason of bodily injury or disease which prevents the Participant from performing each and all the material duties of his own occupation with the Employer or any occupation or employment for wage or profit for which he is reasonably qualified by education, training or experience as determined by the Committee with the advice of one or more physicians. A determination with respect to a Participant’s Disability shall be as of the date on which the Disability commenced.

Employee. Shall mean an individual who is employed by an Employer and is on the payroll of such Employer.

Employer. Shall mean the Corporation and its subsidiaries.

The term “Employer” shall be used throughout this Plan to designate the respective Employer entities unless the context demands otherwise, and each Employer shall be deemed such only as to those Participants who are on its payroll and in each case only to the extent of the Compensation which it pays to each of those Participants.

Highly Paid Employee. Shall mean an Employee who is receiving Compensation equal to or greater than Forty Seven Thousand Five Hundred Dollars ($47,500) or such other amount as may be established from time to time by the Committee.

Insurance Company. Shall mean any legal reserve life insurance company which shall issue a Policy in accordance with Article VII of this Plan.

Participant. Shall mean an Employee who is eligible and becomes covered under Articles IV and V of this Plan.

Pension Trust Plan. Shall mean the First Virginia Pension Trust Plan as currently in effect and as the same may be amended from time to time and any successor thereto or replacement thereof.

Plan. Shall mean the Corporation’s 1986 Key Employee Salary Reduction Deferred Compensation Plan as set forth herein and as it may be amended from time to time.

Plan Year. Shall mean a twelve (12) consecutive month period which shall begin on January 1 and end on December 31.

Policy. Shall mean any life insurance policy purchased by the Corporation on the life of a Participant.

Reduction Period. Shall mean a period of five (5) consecutive Plan Years, the first period beginning January 1,1986 and ending on December 31, 1990.

Secondary Beneficiary. Shall mean the person or persons designated by a Participant in a Designation of Beneficiary Form filed with the Corporation’s Secretary to receive payments under the Plan if the Participant’s primary Beneficiary should predecease Participant.

Administration

Administration. This Plan will be administered by and under the direction of the Committee. The Committee shall adopt, and may from time to time modify or amend, such rules and guidelines consistent herewith as it deems necessary or appropriate for carrying out the provisions and purposes of the Plan, which, upon its adoption and so long as in effect, shall be deemed a part hereof to the same extent as if set forth in the Plan (hereinafter referred to as the “Administrative Guidelines”). If any matter pertaining to the individual participation of a member of the Committee comes up for action of the Committee, that member shall be disqualified to act upon the particular matter, which matter shall be resolved by the remaining members of the Committee. Any interpretation and construction by the Committee of any provision of, and the determination of any question arising under, the Plan, the Administrative Guidelines, and any Deferred Compensation Agreement under the Plan, shall be final and conclusive.

The Corporation shall maintain accurate bookkeeping accounts with respect to each Participant’s Compensation credited and deferred under his Deferred Compensation Agreement.

Eligibility

Eligibility. Each Highly Paid Employee who is a key Employee designated by the Committee and who satisfies such medical requirements as the Committee may impose, shall be eligible to participate in the Plan.

Participation and Deferral

Participation. An eligible Employee may become a Participant by completing a Deferred Compensation Agreement and filing it with the Corporation’s Secretary prior to the beginning of a Plan Year. The effective date of participation will be the first day of the Plan Year after the Deferred Compensation Agreement has been filed. In the Deferred Compensation Agreement, the Participant must indicate (a) the amount of Compensation the Participant wishes to defer (which must be at least One Thousand Dollars ($1,000), and must be in multiples of One Thousand Dollars ($1,000)), and (b) the three specific Plan Years during the Reduction Period in which the Participant wishes to defer. A Participant may redesignate the specific Plan Years during the Reduction Period in which he wishes to defer by entering into a new Deferred Compensation Agreement and redesignating the new Plan Years on the new Deferred Compensation Agreement, provided, however, that the new Deferred Compensation Agreement is executed prior to the beginning of a redesignated Plan Year. In this case, the new Deferred Compensation Agreement would amend the old Agreement. Otherwise, the Deferred Compensation Agreement is irrevocable and may not be amended prior to the completion of the deferrals.

A Participant may increase the amount deferred by entering into a new Deferred Compensation Agreement for the increase amount, subject to approval of the Committee. Execution of a new Deferred Compensation Agreement will result in a new Reduction Period for the increased deferral amount. A new Deferred Compensation Agreement will be in addition to, and not supersede, any existing Deferred Compensation Agreement. Participation in the Plan will be determined separately for each Deferred Compensation Agreement.

Deferral of Compensation. The Employer shall defer payment of the Participant’s Compensation in the manner and amount stated in his Deferred Compensation Agreement. Deferrals shall cease automatically once a Participant has deferred the total amount specified in his Deferred Compensation Agreement.

If a Participant is receiving long-term disability benefits from the Corporation’s Long-Term Disability Plan and suffers from a Disability during any of the Plan Years in which deferments are to be made such that Participant cannot continue his deferments as indicated in the Deferred Compensation Agreement, none of the Participant’s benefits under the Plan shall be in any way reduced solely because the Participant cannot defer while under such a Disability. The Participant’s participation in the Plan will continue as if the Participant continued to make, and the Participant will be given credit for as if he had made, the deferments during the period of the Disability. If the Participant’s Disability ends prior to the Reduction Period, the Participant must resume making deferments in accordance with his Deferred Compensation Agreement.

Benefits

Normal Retirement Benefits. A Participant who has made sufficient deferrals for at least one Plan Year and who is sixty-five (65) years old, shall be entitled to receive Normal Retirement Benefits under this Plan. Normal Retirement Benefits shall be equal to the amount specified in the Participant’s Deferred Compensation Agreement multiplied by the ratio (expressed to the nearest thousandth of a percent) of: (a) the amount of deferrals the Participant has made pursuant to the terms of his Deferred Compensation Agreement to (b) the total amount of deferrals that the Participant indicated in his Deferred Compensation Agreement he would make during the Reduction Period. This amount shall be payable by the Corporation in fifteen (15) equal annual payments. The first payment shall begin on the later of: (a) the first day of the month following the last day of the Reduction Period, or (b) the first day of the month following the Participant’s sixty-fifth (65th) birthday, and subsequent payments shall be made on the same day of each subsequent year.

Early Retirement Benefits. In lieu of Normal Retirement Benefits, a Participant who has made sufficient deferrals for at least one Plan Year and who is retired and eligible for an earlier retirement benefit under the Pension Trust Plan may elect to receive Early Retirement Benefits under this Plan. Early Retirement Benefits shall be equal to the amount specified in the Participant’s Deferred Compensation Agreement multiplied by the ratio (expressed to the nearest thousandth of a percent) of: (a) the amount of deferrals the Participant has made pursuant to the terms of his Deferred Compensation Agreement to (b) the total amount of deferrals that the Participant indicated in his Deferred Compensation Agreement he would make during the Reduction Period. This amount shall be payable by the Corporation in fifteen (15) equal annual payments. The first payment shall begin on the later of: (a) the first day of the month following the last day of the Reduction Period, or (b) the first day of the month following the date on which Participant retires under the earlier retirement provisions under the Plan, and subsequent payments shall be made on the same day of each subsequent year.

Termination of Participation. A Participant’s participation will be terminated under the Plan only by Participant’s failure to complete deferrals for the first Plan Year that Participant has designated in his Deferred Compensation Agreement as the first Plan Year to defer, for any reason other than death. If Participant’s participation is terminated, then he shall receive a lump sum payment of the total amount of his Compensation deferred within sixty (60) days after the first day of the month following his termination of participation. The effective date of termination shall be the date of termination of employment if Employee’s employment is

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terminated prior to completing deferrals for at least one Plan Year; otherwise, the date of termination shall be the first date of the next Plan Year following the first Plan Year designated by Participant as the first Plan Year to defer.

The transfer of a Participant from the payroll of one of the Employers hereunder to the payroll of one or more of the other Employers hereunder shall not be construed as a termination of employment for purposes of this Plan.

Pre-Retirement Survivor Benefits. Provided that a Participant’s participation in the Plan has not been terminated and Participant has not been paid any retirement benefits under his Deferred Compensation Agreement, then, upon Participant’s death, Participant’s Beneficiary (or Secondary Beneficiary, as the case may be) shall be entitled to receive the pre-retirement survivor benefits specified in the Participant’s Deferred Compensation Agreement. This amount shall be payable by the Corporation in fifteen (15) equal annual payments. The first payment shall be made as of the first day of the second month following the Participant’s death and subsequent payments shall be made on the same day of each subsequent year.

Benefits After Payments Begin Under This Plan. If a Participant should die after having been paid at least one payment of retirement benefits under either Section 6.01 or 6.02 of this Plan, the Participant’s Beneficiary (or Secondary Beneficiary, as the case may be) shall be entitled to receive the remaining retirement benefits payable to Participant at the same time and in the same manner as Participant would have received them.

If Participant’s Beneficiary (or Secondary Beneficiary) should die after having been paid at least one payment of survivor benefits, then the remaining survivor benefits shall be paid pursuant to the Last Will and Testament of the said Beneficiary (or Secondary Beneficiary) or in the absence of such a Will being admitted to probate within one year from the date of death, then to the Personal Representative of the said Beneficiary (or Secondary Beneficiary). Such payments shall be made at the same time and in the same manner as said Beneficiary (or Secondary Beneficiary) would have received them.

Discretionary Purchase of Policies

Discretionary Purchase of Policies. The Corporation may, but shall not be required to, offset its obligations under this Plan through the purchase of life insurance on the life of each Participant. Each Participant agrees to cooperate in the securing of life insurance on the Participant’s life by furnishing such information as the Corporation and the Insurance Company may require, taking such physical examinations as may be necessary and taking any other such action as may be requested by the Corporation and the Insurance Company to obtain such insurance coverage. If any Participant refuses to cooperate in the securing of life insurance, the Corporation shall have no further obligation to that Participant under this Plan.

Interest of Participant. Neither the Participant nor any Beneficiary shall have any interest in any Policy purchased under Section 7.01 nor in any other assets of the Corporation. The

Participant’s and Beneficiary’s only interest hereunder shall be the right to receive the benefits provided under the Plan. Nothing in this Plan shall be construed as the creation by the Corporation of an escrow account or trust fund or as any other form of asset segregation, it being the intention and understanding of the parties that the Corporation’s obligations under this Plan shall be unfunded and that the Participant and any Beneficiary shall, as to claims under this Plan, be no more than a general creditor of the Corporation.

Termination and Amendment

Termination and Amendment. The Board of Directors of the Corporation reserves in its sole and exclusive discretion the right at any time, and from time to time, to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant, Beneficiary, or Secondary Beneficiary, provided, however, that neither termination nor any amendment of the Plan may, without written approval of a Participant, reduce or terminate any benefit to or in respect of a Participant under this Plan.

Claims Procedure

Determination. The Committee shall be responsible for determining all claims for benefits under this Plan. Within ninety (90) days after receiving a claim, the Committee shall notify a claimant of its decision. If the decision is adverse to the claimant, the Committee shall advise him of the reasons for the decision, of the Plan provisions involved, of any additional information he must provide to perfect this claim and of his right to request a review of the decision.

Review. A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The review shall be conducted by a separate committee consisting of three persons designated or appointed by the Committee. The separate committee shall afford the claimant a hearing and the opportunity to review all pertinent documents and submit issues and comment orally and in writing and shall render a review decision in writing all within sixty (60) days after receipt of a request for a review. The claimant shall receive written notice of the separate committee’s review decision, together with specific reasons for the decision and reference to the pertinent provisions of the Plan. The decision of the review committee shall be final and binding on the Corporation and Participant.

Miscellaneous Provisions

General Undertaking. All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

Binds Heirs, etc. This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as such terms shall apply, of any and all parties hereto, present and future.

No Guarantee of Employment. Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any individual at any time, with or without cause.

Nonalienation of Benefits. No benefits payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same provided, however, that nothing herein shall be deemed to affect the rights of the Participant’s Beneficiary (or Secondary Beneficiary) to appoint the same by his or her Last Will and Testament.

Withholding. Deferrals by a Participant under this Plan and payments made by the Corporation under this Plan shall be subject to withholding at the time of such deferral or payment, as shall be required under any income tax or other law, whether of the United States or any other jurisdiction.

Gender and Number. The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine, and the singular number as used herein shall include the plural and the plural the singular, unless the context clearly indicates a different meaning.

Titles and Headings. The titles to Articles and headings of Sections or subsections of this Plan are for convenience of reference and, in case of any conflict, the text of the Plan, rather than titles and headings, shall control.

Governing Law. The validity, construction and effect of the provisions of this Plan in all respects shall be governed and regulated according to and by the laws of the Commonwealth of Virginia and to the extent the laws of the Commonwealth of Virginia are superseded, by the laws of the United States of America.

Prevention of Escheat. If the Committee cannot ascertain the whereabouts of any persons to whom a payment is due under the Plan, and if, after three (3) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee, and within three (3) months after such mailing such person has not made written claim therefor, the Committee, if it so elects, may direct that such payment and all remaining payments otherwise due to such person be cancelled on the records of the Plan, and upon such cancellation, Corporation shall have no further liability therefor.

Separability Clause. The invalidity or unenforceability of any provision of this Plan shall in no way affect the validity or enforceability of any other provision.

FIRST VIRGINIA BANKS, INC.

KEY EMPLOYEE SALARY REDUCTION DEFERRED COMPENSATION PLAN

FIRST VIRGINIA BANKS, INC.

KEY EMPLOYEE SALARY REDUCTION DEFERRED COMPENSATION PLAN

TABLE OF CONTENTS

Page No.
ARTICLE I
Purpose of the Plan - Effective Date
Section 1.01 – Purpose	3
Section 1.02 - Effective Date	3
ARTICLE II
Definitions
Section 2.01 - Beneficiary	3
Section 2.02 - Board of Directors	3
Section 2.03 - Committee	3
Section 2.04 - Compensation	3
Section 2.05 - Corporation	4
Section 2.06 - Election Form	4
Section 2.07 - Employee	4
Section 2.08 - Employer	4
Section 2.09 - Highly Paid Employee	4
Section 2.10 - Insurance Company	4
Section 2.11 – Participant	4
Section 2.12 - Pension Trust Plan	4
Section 2.13 - Plan	5
Section 2.14 - Plan Year	5
Section 2.15 - Policy	5
Section 2.16 - Reduction Period	5
ARTICLE III
Administration
Section 3.01 - Administration	5
ARTICLE IV
Eligibility
Section 4.01 - Eligibility	6
ARTICLE V
Participation and Deferral
Section 5.01 - Participation	6
Section 5.02 - Deferral of Compensation	6
ARTICLE VI
Benefits
Section 6.01 - Normal Retirement Benefits	7
Section 6.02 - Early Retirement Benefits	7
Section 6.03 - Benefits Payable Upon a Change in Control	8

Section 6.04 - Benefits Payable Upon Termination of Participation	9
Section 6.05 - Pre-Retirement Survivor Benefits	9
Section 6.06 - Survivor Benefits In Lieu of Retirement Benefits	9
ARTICLE VII
Termination of Participation
Section 7.01 - Termination of Participation	9
ARTICLE VIII
Discretionary Purchase of Policies
Section 8.01 - Discretionary Purchase of Policies	10
Section 8.02 - Interest of Participant	10
ARTICLE IX
Termination and Amendment
Section 9.01 - Termination and Amendment	10
ARTICLE X
Claims Procedure
Section 10.01 - Determination	11
Section 10.02 - Review	11
Section 10.03 - Decision Binding	11
ARTICLE XI
Miscellaneous Provisions
Section 11.01 - General Undertaking	11
Section 11.02 - Binds Heirs, etc.	12
Section 11.03 - No Guarantee of Employment	12
Section 11.04 - Nonalienation of Benefits	12
Section 11.05 - Withholding	12
Section 11.06 - Gender and Number	12
Section 11.07 - Titles and Headings	12
Section 11.08 - Governing Law	12
Section 11.09 - Prevention of Escheat	12
Section 11.10 - Separability Clause	13

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FIRST VIRGINIA BANKS, INC.

KEY EMPLOYEE SALARY REDUCTION DEFERRED COMPENSATION PLAN

PURPOSE OF THE PLAN - EFFECTIVE DATE

- Purpose

The purpose of this Plan is to provide each key Employee of FIRST VIRGINIA BANKS, INC. or its subsidiaries with the opportunity to receive supplemental retirement benefits and to provide for the payment of survivor benefits in the event of his death before the date on which retirement payments-are scheduled to commence under the Plan. An additional purpose is to establish a method of paying additional compensation that will aid FIRST VIRGINIA BANKS, INC. and its subsidiaries in continuing to attract and retain as Employees persons whose abilities, experience and judgment can contribute to the continued progress of FIRST VIRGINIA BANKS, INC. and its subsidiaries.

- Effective Date

This Plan shall be effective December 11, 1983.

DEFINITIONS

- Beneficiary

Shall mean the person or persons (including a contingent beneficiary) designated by a Participant in a Participant Designation Form filed with the Corporation’s Secretary to receive payments under the Plan after the Participant’s death.

- Board of Directors

Shall mean the Board of Directors of the Corporation, sometimes referred to as the Board.

- Committee

Shall mean the Executive Committee of the Board.

- Compensation

Shall mean the basic rate of annual remuneration being paid to an Employee. No bonuses, overtime pay, commissions or other type of additions to basic remuneration shall be taken into consideration.

- Corporation

Shall mean FIRST VIRGINIA BANKS, INC., and its successors and assigns.

- Election Form

Shall mean a form signed by a Participant pursuant to which the Participant agrees to a deferral of a specified amount of his Compensation in consideration of the payment of retirement benefits (or survivor benefits in lieu thereof) in accordance with the terms of the Plan and his Election Form.

- Employee

Shall mean an individual who is employed by an Employer.

- Employer

Shall mean the Corporation and its subsidiaries.

The term “Employer” shall be used throughout this Plan to designate the respective Employer entities unless the context demands otherwise, and each Employer shall be deemed such only as to those Participants who are on its payroll and in each case only to the extent of the Compensation which it pays to each of those Participants.

- Highly Paid Employee

Shall mean an Employee who is receiving Compensation equal to or greater than Forty Seven Thousand Five Hundred Dollars ($47,500) or such other amount as may be established from time to time by the Board.

- Insurance Company

Shall mean any legal reserve life insurance company which shall issue a Policy in accordance with ARTICLE VIII of this Plan.

- Participant

Shall mean an Employee who is eligible and becomes covered under ARTICLES IV and V of this Plan.

- Pension Trust Plan

Shall mean the FIRST VIRGINIA PENSION TRUST PLAN as currently in effect and as the same may be amended from time to time and any successor thereto or replacement thereof.

- Plan

Shall mean the Corporation’s Key Employee Salary Reduction Deferred Compensation Plan, as set forth herein and as it may be amended from time to time.

- Plan Year

Shall mean a ..twelve (12) consecutive month period which shall begin on December 11 and end on December 10.

- Policy

Shall mean any life insurance policy purchased by the Corporation on the life of a Participant.

- Reduction Period

Shall mean the period of seven (7) Plan Years following the effective date of a Participant’s Election Form under this Plan.

ADMINISTRATION

- Administration

This Plan will be administered by and under the direction of the Committee. The Committee shall adopt, and may from time to time modify or amend, such rules and guidelines consistent herewith as it deems necessary or appropriate for carrying out the provisions and purposes of the Plan, which, upon its adoption and so long as in effect, shall be deemed a part hereof to the same extent as if set forth in the Plan (hereinafter referred to as the “Administrative Guidelines”). If any matter pertaining to the individual participation of a member of the Committee comes up for action of the Committee, that member shall be disqualified to act upon the particular matter, which matter shall be resolved by the remaining members of the Committee. Any interpretation and construction by the Committee of any provision of, and the determination of any question arising under, the Plan the Administrative Guidelines, and any Deferred Compensation Agreement under the Plan, shall be final and conclusive.

The Corporation shall maintain accurate bookkeeping accounts with respect to each Participant’s Compensation credited and deferred under his Election Form.

ELIGIBILITY

- Eligibility

Each Highly Paid Employee who is a key Employee designated by the Board (upon recommendation of management) and who satisfies such medical requirements as the Committee may impose, shall be eligible to participate in the Plan.

PARTICIPATION AND DEFERRAL

- Participation

An eligible Employee may become a Participant effective only on the first day of a Plan Year. An eligible Employee becomes a Participant by completing an Election Form. The Election Form must be executed and filed with the Corporation’s Secretary before the performance of services for the Plan Year for which Compensation is to be earned and deferred. Execution of the Election Form will constitute an election to participate.

An election to participate must be made with respect to a stated amount (which must be at least One Thousand Dollars ($1,000) and must be in multiples of One Thousand Dollars ($1,000)) of Compensation to be earned for any Plan Year covered in the election to participate. An election to participate, once filed, is irrevocable for the Plan Year in which it is filed. An election to participate, once filed, applies to Compensation earned in later Plan Years in which a Participant is an Employee, unless revoked by written notice to the Corporation’s Secretary within thirty (30) days before the Plan Year.

The amount deferred for each Plan Year for which deferrals are to be made during the Reduction Period shall equal the amount specified in the Participant’s initial Election Form. However, a Participant may increase the amount deferred by entering into a new Election Form for the increased amount, subject to the approval of the Committee. Execution of a new Election Form will result in a new Reduction Period for the increased deferral amount. A new Election Form will be in addition to, and not supersede, any existing Election Form. Participation in the Plan will be determined separately for each Election Form.

- Deferral of Compensation

The Employer shall defer payment of the Participant’s Compensation as stated in his election to participate during any Plan Year in which a Participant has an election to participate in effect. Deferrals shall be made at the time and in the manner specified in the Participant’s Election Form. Deferrals shall not be made during any Plan Year for which a Participant has made an election not to have deferrals made. A Participant may elect- within thirty (30) days before each Plan Year not to have his Compensation deferred during the next Plan Year by so notifying (in writing) the Corporation’s Secretary. A Participant may reinstitute the deferral as of the beg-inning of any subsequent Plan Year if he so notifies the Corporation’s Secretary in writing within thirty (30) days prior to the beginning of such Plan Year. Deferrals shall cease automatically once a Participant has deferred his Compensation for the number of Plan Years required to be entitled to benefits under the Plan.

If an Employee’s Compensation while still employed is interrupted during a Plan Year so that it is impossible for the Participant to defer the total amount that he elected to defer for that Plan Year, that Plan Year shall be deemed to be a Plan Year for which the Participant had elected not to have deferrals made. The amount deferred during such Plan Year shall be applied toward the deferrals to be made by the Participant for the next Plan Year for which the Participant has an election to participate in effect, and the amount to be deferred for such Plan Year shall be automatically adjusted to be the remaining amount necessary to equal the deferral amount stated in the Participant’s Election Form.

BENEFITS

- Normal Retirement Benefits

A Participant who defers his Compensation for four (4) Plan Years within the seven (7) Plan Years beginning coincident with or immediately succeeding the effective date of his Election Form (unless the Participant and the Corporation agree otherwise) and who is sixty-five (65) years old, shall be entitled to receive Normal Retirement Benefits under this Plan. Normal Retirement Benefits shall be payable by the Corporation in fifteen (15) equal annual payments in the amount specified in the Participant’s Election Form. The first payment shall be made on the later of the first-day of the month seven (7) Plan Years following the effective date of the Participant’s Election Form or the first day of the month following the Participant’s sixty-fifth (65th) birthday, and subsequent payments shall be made on the same day of each subsequent year.

- Early Retirement Benefits

A Participant who defers his Compensation as specified in his Election Form for four (4) Plan Years within the seven (7) Plan Years beginning coincident with or immediately succeeding the effective date of his Election Form and who is retired and eligible for an earlier retirement benefit under the Pension Trust Plan shall be entitled to Early Retirement Benefits under this Plan. Early Retirement Benefits shall be payable by the Corporation in fifteen (15) equal annual payments in the amount specified in the Participant’s Election Form. The first payment shall be made on the later of the first day of the month seven (7) Plan Years following the effective date of his Election Form or the first day of the month following the date on which the Participant retires under the earlier retirement provisions under the Plan, and subsequent payments shall be made on the same day of each subsequent year. A Participant who is receiving Early Retirement Benefits under this Plan shall not be eligible for Normal Retirement Benefits under this Plan.

- Benefits Payable Upon a Change in Control

If there is a change in control of the Corporation and a Participant’s employment is terminated without cause or the Participant voluntarily terminates employment for good reason at any time after the change in control, whether or not he has made the deferments required under Section 6.01, he shall nevertheless receive the Normal Retirement Benefits specified in his Election Form. Regardless of the above, this provision shall not be effective if an Employee’s participation in the Plan is terminated before his employment is terminated.

A change in control shall mean a change of a nature that would be required to be reported in response to Item 5(f) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (herein after called the Act) or similar reporting requirement; provided that, without limitation, a change in control shall be deemed to have occurred if any, person (as that term is defined in Section 13(d) and 14(d) of the Act) other than the Corporation or any present Director or Officer of the Corporation is or becomes the beneficial owner (as that term is defined in Rule 13d-3 under the Act or similar rule), directly or indirectly, of securities representing twenty-five percent (25%) or more of the voting power of the Corporation’s then outstanding securities or if during any two (2) consecutive years the individuals who constitute the Board of Directors of the Corporation at the beginning of such period should cease to constitute a majority of the Board, unless the election of each subsequent Director has been approved in advance by Directors representing at least two-thirds (2/3) of the Directors then in office who were Directors at the beginning of the two (2) year period.

For purposes of this Plan, the termination of an Employee shall be considered to be for cause, whether it occurred by resignation or discharge if the reason for the termination of employment was the Participant’s proven or admitted embezzlement, dishonesty, fraud, conviction on a felonious or other charge involving moral turpitude, all in connection with the Employer’s affairs, or his own willful or intentional injury to the Employer or its property, or to any of his fellow Employees in connection with the Employer’s affairs or his conspiracy against the Employer. The Committee shall make the determination as to whether the termination is for cause in any case and subject to the claims procedure in ARTICLE X, such determination shall be binding, final and conclusive on all concerned. For purposes of this Plan, a voluntary termination shall be considered to be for good reason if (a) without the express written consent of the Employee, he is assigned any duties substantially inconsistent with his positions, duties, responsibilities and status with an Employer as in effect before the change in control, or his reporting responsibilities, titles or offices as in effect immediately prior to the change in control are substantially changed or he is removed from or not re-elected to any of such positions, except in connection with the termination of his employment for cause, or as result of his substantial disability or death; (b) the Compensation of the Employee as in effect immediately prior to the change in control as the same may be increased from time to time is substantially reduced; and (c) the Employer requires the Employee without his agreement to be based anywhere other than the Employer’s principal executive offices, another location within the Commonwealth of Virginia or another location outside of the Commonwealth of Virginia that is more than one hundred miles from the location where he is based immediately prior the change in control, except for required travel on the Employer’s business to an extent substantially consistent with his business travel obligations in effect immediately prior to the change in control.

- Benefits Payable Upon Termination of Participation

If a Participant’s participation is terminated under Section 7.01 of this Plan, he shall receive a lump sum payment of the total amount of his Compensation deferred plus interest payable at six percent (6%) per annum compounded annually, computed from the first day of the Plan Year succeeding the date of deferral and ending on the December 10 preceding the date of payment. If the Participant’s participation -under the Plan is terminated because of the termination of his employment, payment shall be made within sixty (60) days after the first day of the month following his termination of participation. If the Participant’s participation under the Plan is terminated because of his failure to make deferments in enough years to make it possible to make the deferments required under Section 6.01 or 6.02 payment shall be made on the first day of the month seven (7) Plan Years following the effective date of his Election Form, unless the Committee in its sole discretion decides to make the payment at an earlier date.

- Pre-Retirement Survivor Benefits

If a Participant dies before he is sixty-five (65) years old, while he is still an Employee and before his participation has been terminated, the Participant’s Beneficiary shall be entitled to receive the pre-retirement survivor benefits specified in the Participant’s Election Form. If a Participant is entitled to retirement benefits as a result of a change in control and termination of employment as described in Section 6.03 of this Plan and payments have not yet commenced to the Participant as of the date of his death, his Beneficiary shall nevertheless be entitled to receive the pre-retirement survivor benefits specified in the Participant’s Election Form. The first payment shall be made as of the first day of the second month following the Participant’s death and subsequent payments shall be made on the same day of each subsequent year.

- Survivor Benefits In Lieu of Retirement Benefits

If a Participant dies after he has satisfied the requirements for retirement benefits under Sections 6.01 or 6.02 but before payments have commenced under the Plan, the Participant’s Beneficiary-shall nevertheless be entitled to receive the payments that would have been payable to the Participant under Sections 6.01 or 6.02, at the same time and in the same form and amount.

If a Participant dies after payments begin under the Plan, the Corporation shall pay to the Participant’s Beneficiary the remaining payments payable under the Plan.

TERMINATION OF PARTICIPATION

- Termination of Participation

The failure of a Participant to make deferments in enough Plan Years to make it possible to make the deferments required under Sections 6.01 or 6.02, or the termination of a Participant’s status as an Employee for any reason other than death or change in control, as defined in Section 6.03 of this Plan, before he is entitled to retirement benefits under Section 6.01 or 6.02, shall result in the termination of his participation in the Plan. If a Participant’s participation under the Plan is terminated because of hi-s failure to make deferments in enough years to make it possible to make the required deferments under Sections 6.01 or 6.02, his participation shall be considered terminated as of the first day of the first Plan Year for which no deferrals will be made by the Participant as a result of which it will no longer be possible for the Participant to make the required number of years of deferrals. If a Participant’s participation under the Plan is terminated because of his termination of employment, his participation shall be considered terminated as of the date of his termination of employment.

The transfer of a Participant in whole or in part from the payroll of one of the Employers hereunder to the payroll of one or more of the other Employers hereunder shall not be construed as a termination of employment for purposes of this Plan.

DISCRETIONARY PURCHASE OF POLICIES

- Discretionary Purchase of Policies

The Corporation may, but shall not be required to, offset its obligations under this Plan through the purchase of life insurance on the life of each Participant. Each Participant agrees to cooperate in the securing of life insurance on the Participant’s life by furnishing such information as the Corporation and the Insurance Company may require, taking such physical examinations as may be necessary and taking any other such action as may be requested by the Corporation and the Insurance Company to obtain such insurance coverage. If the Participant refuses to cooperate in the securing of life insurance, the Corporation shall have no further obligation under this Plan.

- Interest of Participant

Neither the Participant nor any Beneficiary shall have any interest in any Policy purchased under Section 8.01 nor in any other assets of the Corporation. The Participant’s and Beneficiary’s only interest hereunder shall be the right to receive the benefits provided under the Plan. Nothing in this Plan shall be construed as the creation by the Corporation of an escrow account or trust fund or as any other form of asset segregation, it being the intention and understanding of the parties that the Corporation’s obligations under this Plan shall be unfunded and that the Participant and ,any Beneficiary shall, as to claims under this Plan, be no more than a general creditor of the Corporation.

TERMINATION AND AMENDMENT

- Termination and Amendment

The Board of Directors of the Corporation reserves in its sole and exclusive discretion the right at any time, and from time to time, to amend this Plan in any respect or terminate this Plan without restriction and without the consent of any Participant or Beneficiary; provided, however, that neither termination nor any amendment of the Plan may, without written approval of a Participant, reduce or terminate any benefit to or in respect of a Participant under this Plan.

Prior to January 1, 1984, the Corporation may revise the benefit amounts specified in a key Employee’s Election Form. However, such revision shall be subject to the Employee entering into a new Election Form reflecting the revised benefit amounts before January 1, 1984. The revised Election Form shall be effective as of the effective date of the initial Election Form. If the Employee does not agree to enter into a revised Election Form, the initial Election Form shall be terminated as of the effective date of the initial Election Form, and the Corporation shall pay the deferred amount without interest to the Employee as soon as practicable.

CLAIMS PROCEDURE

- Determination

The Committee shall be responsible for determining all claims for benefits under this Plan. Within ninety (90) days after receiving a claim, ,the Committee shall notify a claimant of its decision. If the decision is adverse to the claimant, the Committee shall advise him of the reasons for the decision, of the Plan provisions involved, of any additional information he must provide to perfect his claim and of his right to request a review of the decision.

- Review

A claimant may request a review of an adverse decision by written request to the Committee made within sixty (60) days after receipt of the decision. The claimant or his attorney may review pertinent documents and submit written issues and comments. Within sixty (60) days after receiving a request for review, the Committee shall notify the claimant in writing of (a) its decision, (b) the reasons therefor, and (c) the Plan provisions upon which it is based.

- Decision Binding

The decision of the Committee after such review shall be made in the Committee’s sole and absolute discretion, and shall be final and binding.

MISCELLANEOUS PROVISIONS

- General Undertaking

All parties to this Plan and all persons claiming any interest whatsoever hereunder agree to perform any and all acts and execute any and all documents and papers which may be necessary or desirable for the carrying out of this Plan or any of its provisions.

- Binds Heirs, etc.

This Plan shall be binding upon the heirs, executors, administrators, successors and assigns, as such terms shall apply, of any and all parties hereto, present and future.

- No Guarantee of Employment

Nothing contained herein shall be deemed to give any individual the right to be retained in the service of the Employer or to interfere with the rights of the Employer to discharge any individual at any time, with or .without cause.

- Nonalienation of Benefits

No benefits payable hereunder may be assigned, pledged, mortgaged or hypothecated and, to the extent permitted by law, no such benefits shall be subject to legal process or attachment for the payment of any claims against any person entitled to receive the same.

- Withholding

Deferrals by a Participant under this Plan and payments made by the Corporation under this Plan shall be subject to withholding at the time of such deferral or payment, as shall be required under any income tax or other law, whether of the United States or any other jurisdiction.

- Gender and Number

The masculine pronoun wherever used herein shall include the feminine gender and the feminine the masculine, and the singular number as used herein shall include the plural and the plural the singular, unless the context clearly indicates a different meaning.

- Titles and Headings

The titles to Articles and headings of Sections or subsections of this Plan are for convenience of reference and, in case of any conflict, the text of the Plan, rather than titles and headings, shall control.

- Governing Law

The validity, construction and effect of the provisions of this Plan in all respects shall be governed and regulated according to and by the laws of the Commonwealth of Virginia and to the extent the laws of the Commonwealth of Virginia are superseded by the laws of the United States of America, by-the laws of the United States of America.

- Prevention of Escheat

If the Committee cannot ascertain the whereabouts of any person to whom a payment is due under the Plan, and if, after three (3) years from the date such payment is due, a notice of such payment due is mailed to the last known address of such person, as shown on the records of the Committee, and within three (3) months after such mailing such person has not made written claim therefor, the Committee, if it so elects, may direct that such payment and all remaining payments otherwise due to such person be :cancelled on the records of the Plan, and upon such cancellation, Corporation shall have no further liability therefor.

- Separability Clause

The invalidity or unenforceability of any provision of this Plan shall in no way affect the validity or enforceability of any other provision.